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                                                                 EXHIBIT 10.35

                                                                        DRAFT

                               RECOVERY AGREEMENT

        This Recovery Agreement (the "Agreement") dated July   , 1996 is
entered into by and among Bank United Corp., a Delaware corporation ("BUC"), Bank United, a federally chartered savings bank and a wholly owned subsidiary of BUC (the "Bank") and Hyperion Partners L.P., a Delaware limited partnership ("Hyperion").

        WHEREAS, on December 30, 1988, BUC, the Bank, and Hyperion entered into certain written agreements (the "Agreements"), negotiated by Hyperion, with the Federal Savings and Loan Insurance Corporation (the "FSLIC") and the Federal Home Loan Bank Board (the "FHLBB") pursuant to which the FSLIC and the FHLBB undertook certain contractual obligations in connection with the acquisition by the Bank, as a result of a winning bid by Hyperion, of certain of the assets and the assumption of certain of the liabilities of United Savings Association of Texas, a Texas state savings and loan association in receivership;

        WHEREAS, on July 25, 1995, BUC, the Bank, and Hyperion sued the United States of America in the United States Court of Federal Claims in Cause No. 95-473 C (the "Lawsuit") alleging that the United States had breached certain of its contractual obligations under the Agreements and that said breaches had damaged BUC, the Bank, and Hyperion;

        WHEREAS, each of the parties to this Agreement has determined that it would be in its best interest to acknowledge the relative value of the claims of Hyperion and the claims of BUC and the Bank in the Lawsuit and to confirm the entitlement of the parties to any recovery that may be obtained in the Lawsuit;

        NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Relative Value of Claims. The parties hereto hereby acknowledge that the relative value of the claims asserted by Hyperion is fifteen percent of the total amount actually received by the parties (the "Total Recovery") in the Lawsuit, either by settlement or judgment, and that the relative value of the claims of BUC and the Bank is eighty-five percent of the Total Recovery.

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2. Confirmation of Entitlement. The parties hereto confirm and agree that, notwithstanding the provisions of any judgment or settlement agreement entered or executed in connection with the Lawsuit, Hyperion is entitled to receive fifteen percent of the Total Recovery. If, for any reason, more than fifteen percent of the Total Recovery is received by Hyperion, then Hyperion shall pay to BUC and the Bank, jointly, any amount in excess of fifteen percent of the Total Recovery received by Hyperion. If, for any reason, less than fifteen percent of the Total Recovery is received by Hyperion, then BUC and the Bank, jointly, shall pay to Hyperion the difference between the amount actually received by Hyperion and fifteen percent of the Total Recovery. The parties hereto acknowledge that no provision of this Agreement is in any way binding upon the United States government or any agency thereof and will not affect any payment made by the United States government or any agency thereof with respect to any settlement of the Lawsuit or any judgment entered in the Lawsuit.

3. Legal Fees and Expenses. The parties agree that, from the date of this Agreement, the Bank shall pay directly all legal fees and expenses incurred in connection with the prosecution or settlement of the lawsuit. Hyperion agrees to reimburse the Bank for fifteen percent of all legal fees and expenses incurred in connection with the Lawsuit after the date of this Agreement.

4. Cooperation. The parties hereto agree that they shall cooperate in good faith in connection with the management and control of the prosecution of the Lawsuit so as to maximize the total recovery.

5. Approval of Settlement. The parties hereto agree that no party will enter into any settlement agreement purporting to settle any or all of the claims asserted in the Lawsuit without the express, written approval of the other parties. Each of the parties further agrees that it will not unreasonably withhold such approval.


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6.      Counterparts, Entire Agreement.

        (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        (b) This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments, and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, assignment, enforceability, performance, and remedies.

8. Severability. Any covenant, provision, agreement, or term of this Agreement that is prohibited or held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective as to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

        IN WITNESS WHEREOF, BUC, the Bank, and Hyperion have caused this Agreement to be duly executed as of the date first above written.

BANK UNITED CORP.                        HYPERION PARTNERS L.P.

                                         By: Hyperion Ventures L.P.
                                             the General Partner

                                         By:
                                            -----------------------------
                                               -------------- Hyperion Corp.

                                               a General Partner

By:                                      By:
       --------------------------                --------------------------
Name:                                    Name:
       --------------------------                --------------------------
Title:                                   Title:
       --------------------------                --------------------------



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BANK UNITED


By:     _____________________________

Name:   _____________________________

Title:  _____________________________

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